Exhibit 10.113
SECURED & COLLATERALIZED PROMISSORY NOTE
$750,000 PLUS INTEREST DUE & PAYABLE
DOCUMENT C-03012010a

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

FOR VALUE RECEIVED, on the Effective Date, as defined below, JMJ Financial (the "Borrower," or "Writer"), hereby promises to pay to the Lender ("Lender" or " Holder"), as defined below, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The "Holder" shall be:	Cord Blood America, Inc.

The "Principal Sum" shall be:	$750,000 (seven hundred fifty thousand US Dollars); Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.

The "Consideration" shall be:
$750,000 (seven hundred fifty thousand US dollars) in the form of this $750,000 Secured & Collateralized Promissory Note as memorialized and evidenced by the attached Exhibit A Collateral and Security Agreement.

The "Interest Rate" shall be:	10.67% one-time interest charge on the Principal Sum. No interest or principal payments are required until the Maturity Date, but both principal and interest may be prepaid prior to maturity date.

The "Recourse" terms shall be:
This is a full recourse Note such that, for example, if the Writer defaults on the payment of this Note, forcing the Holder to foreclose on the security/collateral and there is a deficiency between (1) the outstanding principal and interest amount and (2) the foreclosure liquidation amount; then the Holder has the right to pursue additional claims against the Writer for that deficiency.

The "Collateral" or "Security" shall be:	$750,000 worth of money market fund (or similar equivalent) or $750,000 worth of any other assets, as memorialized and evidenced by the attached Exhibit A Collateral and Security Agreement.

The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	Three years from the Effective Date, as defined below on the signature page.

The "Prepayment Terms" shall be:	Prepayment is not permitted, unless approved by Holder in writing.

ARTICLE 1 PAYMENT-RELATED PROVISIONS

1.1 Loan Payment Schedule. While no principal or interest payments are required until the Maturity Date, unless otherwise adjusted by Writer with written notice to Holder, or unless otherwise prepaid as set forth above whereby prepayment is permitted at any time by payment of cash, or other mutually agreed and negotiated payment, or by surrender of the Convertible Promissory Note Document B-03012010a, or by surrender of the Collateral or Security related hereto; provided that all conversions are honored as set forth under Convertible Promissory Note Document B-03012010a and provided that Rule 144 is available to remove the restrictive legend from those shares obtained in those conversions and such that the shares effectively become immediately freely tradable, Writer will plan to make payments in total monthly amounts of $100,000 beginning 210 days from the execution of this agreement. Writer reserves the right to (1) make payments prior to 210 days from the execution of this agreement, and (2) to make payments in monthly amounts in excess of $100,000, and (3) to adjust this payment schedule and payment amounts with written notice to Holder. Please note: The $100,000 figure is based on recent liquidity, and is subject to change based on change in liquidity.

1.2 Interest Rate. Interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.

1.3 Application of Payment. Unless otherwise specified in writing by Writer, all payments made on this Note will be first applied to the Principal Sum.

ARTICLE 2 MISCELLANEOUS

2.1 Notices. Any notice required or permitted hereunder must be in writing and be either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

2.2 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

2.3 Assignability. This Note will be binding upon the Writer and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder only with written consent by Writer.

2.4 Governing Law. This Agreement will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

2.5 Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Writer.

2.6 Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

2.7 No Public Announcement, Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Writer and Holder.

2.8 Transfer, Pledge, Sale, Collateral, Offer. Holder may not transfer, pledge, sell, use as collateral, offer, or hypothecate this Note to any third party without written approval from Writer.

2.9 Effective Date. This Note will become effective only upon occurrence of the two following events: Execution by both parties, delivery of Document B-03012010a by the Writer.

HOLDER:

/s/ Matthew L. Schissler
Matthew L. Schissler
Chairman & CEO
Cord Blood America, Inc.

WRITER:

/s/Justin Keener
JMJ Financial/Its Principal

EFFECTIVE DATE AS EXECUTED BY WRITER: 03/26/2011

NOTARY FOR SIGNATURE BY WRITER: /s/ Hillary S. Condon

EXHIBIT A
COLLATERAL & SECURITY AGREEMENT

1. Security Interest. Writer hereby grants to Holder a security interest in the following described property ("Security" or "Collateral" or "Security Interest"):

$750,000 worth of money market fund (or similar equivalent), or $750,000 worth of any other assets

This Collateral and security interest will secure the payment and performance of the Writer's Secured & Collateralized Promissory Note Document C-03012010a in the amount of $750,000 (seven hundred fifty thousand US Dollars).

2. Warranties and Covenants of Writer. Writer makes the following warranties and covenants to Holder:

(A) Writer is the sole owner of the Collateral free from any lien, security interest, or encumbrance, and Writer will defend the Collateral against all claims and demands of all parties at any time claiming interest therein.

(B) This Collateral has not been pledged, assigned, or hypothecated for any other purpose, and no financing statement is on file in any local, state, or federal institution, bureau, government, or public office.

(C) While the principal and interest balance of the Secured & Collateralized Promissory Note Document C-03012010a remains outstanding, Writer will not transfer, sell, offer to sell, assign, pledge, liquidate, spend, or otherwise transfer to any party an amount of the Collateral equal to or greater than the outstanding balance of the Secured & Collateralized Promissory Note Document C-03012010a.

(D) Writer will pay promptly when due all taxes, expenses, and assessments upon the Collateral.

3. Perfection. Holder has the right, upon its election, to perfect the Collateral and security and this Collateral and Security Agreement by filing a financing statement or like instrument with its proper local, state, or federal institution, bureau, government, or public office. Holder is encouraged to perfect this instrument, and Writer will reasonably assist in Holder's doing so.

4. Remedies Upon Default. In the event of Writer's default on the Secured & Collateralized Promissory Note Document C-03012010a, Holder may declare all obligations secured hereby immediately due and payable and shall have the remedies of a secured party, including without limitation the right to take immediate and exclusive possession of the Collateral or any part thereof, or to obtain a court order to do so; and the Writer must surrender the security and Collateral to the Holder within 5 (five) business days of receiving written notice that Holder is taking possession of the Collateral as remedy of default.

5. Normal Course of Business. Provided that no default has occurred on the Secured & Collateralized Promissory Note Document C-03012010a, Writer will use and possess the Collateral in the normal course of business. Further, Writer may liquidate, transfer, or exchange the Collateral into another viable investment vehicle with equal or greater value, including but not limited to bonds, money market funds, mutual funds, other stocks, or private placement convertible promissory notes or other investment vehicles. However, any liquidation, transfer, or exchange into another viable investment vehicle will not affect Holder's security, rights, or claims to the underlying Collateral. At any time upon Holder's request, Writer will promptly provide update on the investment vehicle placement of this Collateral.

6. Termination of Security. At the time of prepayment or payoff of the Secured & Collateralized Promissory Note Document C-03012010a to Holder by Writer, Holder's security interest in this Collateral shall automatically terminate. In the event that the Collateral and security interest were perfected by Holder as set forth in Section 3, upon termination of security as set forth in this section 6, the Holder will withdraw any and all perfection instruments on the collateral and security within 5 (five) business days.

7. Governing Law. This agreement will be governed by, and construed and enforced in accordance, with the laws of the State of Florida, without regard to the conflict of laws principles thereof.

8. No Public Announcement. No public announcement may be made regarding this Collateral & Security Agreement without written permission by both Writer and Holder. In the event that any securities law requires this document to be filed publicly, all information regarding description of the Collateral that is considered personal financial information shall be struck out with<<<CONFIDENTIAL>>> and listed as follows:

750,000 worth of <<<CONFIDENTIAL>>> (or similar equivalent), or $750,000 worth of any other assets

9. Effective Date. This agreement will become effective as set forth in Section 2.9 of Secured & Collateralized Promissory Note Document C-03012010a.

HOLDER:

/s/ Matthew L. Schissler
Matthew L. Schissler
Chairman & CEO
Cord Blood America, Inc.

WRITER:

/s/Justin Keener
JMJ Financial/Its Principal

EFFECTIVE DATE AS EXECUTED BY WRITER: 03/26/2011

NOTARY FOR SIGNATURE BY WRITER: /s/ Hillary S. Condon

CONVERTIBLE PROMISSORY NOTE
$800,000 PLUS INTEREST DUE & PAYABLE
DOCUMENT B-03012010a

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. TI-IIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

FOR VALUE RECEIVED, on the Effective Date, as defined below on the signature page, Cord Blood America, Inc. as Obligor ("Borrower," or "Obligor"), hereby promises to pay to the Lender ("Lender" or " Holder"), as defined below on the signature page, the Principal Sum, as defined below, along with the Interest Rate, as defined below, according to the terms herein.

The" Lender" shall be:	JMJ Financial/Its Principal, or Its Assignees

The "Principal Sum" shall be:	$800,000 (eight hundred thousand US Dollars): Subject to the following: accrued, unpaid interest shall be added to the Principal Sum.

The "Consideration" shall be:	$750,000 (seven hundred fifty thousand US Dollars) in the form of the Secured & Collateralized Promissory Note Document C-03012010a (including Security & Collateral Agreement).

The "Interest Rate" shall be:
10% one-time interest charge on the Principal Sum. No interest or principal payments are required until the Maturity Date, but both principal and interest may be included in conversion prior to maturity date.

The "Conversion Price" shall be the following price:
As applied to the Conversion Formula set forth in 2.2, 85% (eighty-five percent) of the average of the five (5) lowest trade prices in the 20 trading days previous to the conversion; as applies to Cord Blood America, Inc. voting common stock.

The "Maturity Date" is the date upon which the Principal Sum of this Note, as well as any unpaid interest shall be due and payable, and that date shall be:	3 (three) years from the Effective Date, as defined below on the signature page.

The "Prepayment Terms" shall be:	Prepayment is not permitted, un less approved by Holder in writing.

ARTICLE 1 PAYMENT-RELATED PROVISIONS

1.1 Interest Rate. Subject to the Holder's right to convert, interest payable on this Note will accrue interest at the Interest Rate and shall be applied to the Principal Sum.

ARTICLE 2 CONVERSION RIGHTS

The Holder will have the right to convert the Principal Sum and accrued interest under this Note into Shares of the Borrower's Common Stock as set forth below.

2.1 Conversion Rights and Cashless Exercise. Subject to the terms set forth in Section 2.7, the Holder will have the right at its election from and after the Effective Date, and then at any time, to convert all or part of the outstanding and unpaid Principal Sum and accrued interest into shares of fully paid and nonassessable shares of common stock of Cord Blood America, Inc. (as such stock exists on the date of issuance of this Note, or any shares of capital stock of Cord Blood America, Inc. into which such stock is hereafter changed or reclassified, the "Common Stock") as per the Conversion Formula set forth in Section 2.2. Any such conversion shall be cashless, and shall not require further payment from Holder. Unless otherwise agreed in writing by both the Borrower and the Holder, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of Cord Blood America, Inc. Shares from any such conversion will be delivered to Holder within 2 (two) business days of conversion notice delivery (see 3.1) via "DWAC/F AST" electronic transfer (see Section 2.6).

2.2 Conversion Formula. The number of shares issued through conversion is the conversion amount divided by the conversion price.

# Shares = Conversion Amount Conversion Price

2.3 Conversion Formula Adjustments. The Conversion Formula described in Sections 2.2 and the number and kind of shares or other securities to be issued upon conversion is subject to adjustment upon any of the events as described in 2.3.1 to 2.3.3, or any other event as mutually agreed in writing by both the Holder and Borrower. The adjustment due to any of the described events shall be: The result of the Conversion Formula described in 2.2 above shall be multiplied by (2) two, such that the number of shares calculated in the Conversion Formula would be doubled.

2.3.1 Merger, Consolidation or Sale of Assets. If the Borrower at any time consolidates with or merges into, or sells or conveys all or substantially all of its assets to, any other entity, the unpaid Principal Sum of this Note and accrued interest thereon will thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable, on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision will similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Note will apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

2.3.2 Reclassification. If the Borrower at any time, by reclassification or otherwise, changes the Common Stock into the same 01' a different number of securities of any class or classes, the unpaid Principal Sum of this Note and accrued interest thereon will thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

2.3.3 Stock Splits, Stock Dividends, and Combinations. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a stock dividend is paid on the Common Stock.

2.4 This section 2.4 intentionally left blank.

2.5 Reservation of Shares. As of the issuance date of this Note and for the remaining period during which the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note constitutes full authority to its officers, agents and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.6 Delivery of Conversion Shares. Shares from any such conversion will be delivered to Holder by 2:30pm EST within 2 (two) business days of conversion notice delivery (see 3.1) by "DWAC/FAST" electronic transfer (see "Share Delivery" attachment). If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower.  The Company will make its best efforts to deliver shares to Holder same day / next day.

2.7 Discharge By Payment. Conversions under this Convertible Promissory Note Document B-03012010a are available only after the Conversion Amount described herein is discharged by payment of equal or greater value from the Secured & Collateralized Promissory Note Document C-03012010a by either, at the Holder's choice, cash payment, or surrender of security/collateral, or other negotiated form of payment mutually agreed to in writing.

ARTICLE 3 MISCELLANEOUS

3.1 Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices will be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

3.2 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, means this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.3 Assignability. This Note will be binding upon the Borrower and its successors and permitted assigns, and will inure to the benefit of the Holder and its successors and permitted assigns, and may be assigned by the Holder.

3.4 Governing Law. This Note will be governed by, and construed and enforced in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in Miami-Dade County, in the State of Florida. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

3.5 Maximum Payments. Nothing contained herein may be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum will be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

3.6 Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding will be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

3.7 No Public Announcement. Except as required by securities law, no public announcement may be made regarding this Note, payments, or conversions without written permission by both Borrower and Holder.

3.8 Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Holder has the right to have any such opinion provided by its counsel. Holder also has the right to have any such opinion provided by Borrower's counsel.

3.9 Effective Date. This Note will become effective only upon occurrence of the two following events: execution by both parties, and delivery of valid payment by the Lender in the form of the Secured & Collateralized Promissory Note Document C-030l2010a (including Security & Collateral Agreement).

3.10 Director's Resolution. Once effective, Borrower will execute and deliver to Holder a copy of a Board of Director's resolution resolving that this note is validly issued, paid, and effective.

BORROWER[S]:

/s/ Matthew L. Schissler
Matthew L. Schissler
Chairman & CEO
Cord Blood America, Inc.

LENDER/HOLDER:

/s/Justin Keener
JMJ Financial/Its Principal

/s/Justin Keener
JMJ Financial/Its Principal

EFFECTIVE DATE AS EXECUTED BY WRITER: 03/26/2011

NOTARY FOR SIGNATURE BY WRITER: /s/ Hillary S. Condon

SAMPLE

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby elects to convert a portion of the Note issued by Cord Blood America, Inc. into Shares of Common Stock of Cord Blood America, Inc. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:_____________________________________________________________________

Conversion Amount:____________________________________________________________________

Conversion Price:_______________________________________________________________________

Shares To Be Delivered:__________________________________________________________________

Signature:____________________________________________________________________________

Print Name:___________________________________________________________________________

Address:_____________________________________________________________________________

Shares from any such conversion will be delivered to Holder by 2:30pm EST within 2 (two) business days of conversion notice by "DWAC/FAST" electronic transfer in accordance with Section 2.6.

SHARE DELIVERY ATTACHMENT

EXAMPLE

2.6 Delivery of Conversion Shares. Shares from any such conversion will be delivered to Holder within 2 (two) business days of conversion notice delivery (see 3.1) via "DWAC/FAST" electronic transfer. If those shares are not delivered in accordance with this timeframe stated in this Section 2.6, at any time for any reason prior to offering those shares for sale in a private transaction or in the public market through its broker, Holder may rescind that particular conversion to have the conversion amount returned to the note balance with the conversion shares returned to the Borrower.

Example:

Holder delivers conversion notice to Borrower at 5:15pm eastern time on Monday January 1st.

Borrower's transfer agent must deliver shares to holder's broker via "DWAC/FAST" electronic transfer by no later than 10:30am eastern time on Wednesday January 3rd.